ICI MUTUAL INSURANCE COMPANY,

a Risk Retention Group

INVESTMENT COMPANY BLANKET BOND

RIDER NO. 16

INSUREDBOND NUMBER

Eaton Vance Management00125120B

EFFECTIVE DATEBOND PERIODAUTHORIZED REPRESENTATIVE

September 1, 2020September 1, 2020 to September 1, 2021/S/Maggie Sullivan

ENHANCED AUTHENTICATION MEASURES AMENDMENT

In consideration for the premium charged for this Bond, it is hereby understood and agreed that SECTION 1. DEFINITIONS is amended by deleting the definition of “Officially Designated” in paragraph V in its entirety and replacing it with the following:

V.“Officially Designated” means designated by the Shareholder of Record:

(1) in the initial account application,

(2) in writing accompanied by a signature guarantee,

(3) in writing or by Electronic Transmission, where such designation is verified via a callback to the Shareholder of Record by the Insured at a predetermined telephone number provided by the Shareholder of Record in writing to the Insured at least thirty (30) days prior to such callback, or

(4) in writing, by voice over the telephone, or by Electronic Transmission, where the identity of the Shareholder of Record is contemporaneously confirmed using Enhanced Authentication Measures.

It is further understood and agreed that “Enhanced Authentication Measures” shall mean bank account verification services provided by GIACT Systems, LLC and PLAID Inc.

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.

RN0056.0-00 (07/20) nb

ICI MUTUAL INSURANCE COMPANY,

a Risk Retention Group

INVESTMENT COMPANY BLANKET BOND

RIDER NO. 17

INSUREDBOND NUMBER

Eaton Vance Management00125120B

EFFECTIVE DATEBOND PERIODAUTHORIZED REPRESENTATIVE

September 1, 2020September 1, 2020 to September 1, 2021/S/Maggie Sullivan

ENHANCED AUTHENTICATION MEASURES AMENDMENT

(INVESTMENT ADVISORY CLIENTS)

In consideration for the premium charged for this Bond, it is hereby understood and agreed that the definition of “IAC Officially Designated” in Rider 15 is replaced in its entirety with the following:

6.“IAC Officially Designated” means designated by the Designated Client:

(1) in the initial account application,

(2) in writing accompanied by a signature guarantee,

(3) in writing or by Electronic Transmission, where such designation is verified via a callback to the Designated Client by the Insured at a predetermined telephone number provided by the Designated Client in writing to the Insured at least thirty (30) days prior to such callback, or

(4) in writing, by voice over the telephone, or by Electronic Transmission, where the identity of the Designated Client is contemporaneously confirmed using Enhanced Authentication Measures.

It is further understood and agreed that “Enhanced Authentication Measures” shall mean

Enhanced Authentication Measures, as defined in Rider No. 16.

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.

RN0056.1-00 (06/18) nb